UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 27, 2006


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                        0-22011                 86-0760991
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


     2575 East Camelback Road, Ste. 450, Phoenix, AZ               85016
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        (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112

                                Bionutrics, Inc.
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.02    TERMINATION OF MATERIAL WRITTEN AGREEMENT.

         On September 27, 2006, Synovics Pharmaceuticals, Inc. (the "REGISTRANT") received written notices from Nostrum Pharmaceuticals, Inc. ("NOSTRUM") purporting to terminate the Registrant's rights to seven products covered by that certain Technology License Agreement (the "TECHNOLOGY AGREEMENT"), dated as of March 16, 2005, as amended, between the Registrant and Nostrum. Each notice purports to be effective as of the sixtieth (60th) day from the date of Registrant's receipt of such notice.

         Nostrum is the owner of approximately 40% of the issued and outstanding stock of the Registrant. As disclosed in that certain Schedule 13D, Amendment No. 2, dated September 29, 2006, Nirmal V. Mulye, Ph. D., the Registrant's former director, owns all of the outstanding capital stock of Nostrum. In addition, Dr. Mulye is employed by the Registrant as Registrant's Chief Scientific Officer. Each of Dr. Mulye and Nostrum is also guarantor for the Registrant pursuant to that certain Credit Agreement, dated as of May 22, 2006 between the Registrant and the Bank of India for a credit facility of up to $10,500,000.

         The Technology Agreement provides a license to the Registrant for the right to use certain Nostrum technology in up to twenty drug products designated by the Registrant, including ten generic products and ten 505(b)(2) drug products. Pursuant to the Technology Agreement, following an initial designation by the Registrant, Nostrum is required to conduct and complete, or have a third party conduct and complete, designated studies to establish IN VIVO performance with respect to those products. Following product development and the securing of the required FDA approval by the Registrant, the Registrant is then entitled to manufacture and sell the commercially developed drug for distribution. In addition to the Registrant's reimbursement of expenses incurred by Nostrum in fulfilling its obligations under the Technology Agreement, the Registrant is to share the profits, if any, realized upon sales of generic products. As of the date hereof, there have been no material revenues earned under the Technology Agreement.

         Each written notice received by the Registrant from Nostrum states that the Registrant failed to (i) pay or reimburse Nostrum for certain expenses incurred by Nostrum in connection with its obligations under the Technology Agreement and for work performed by Nostrum prior to the effective date of the Technology Agreement, (ii) conduct work prepatory to, and necessary for, the performance of clinical studies in connection with each product, and (iii) confer with Nostrum in good faith regarding the Registrant's alleged defaults and violations of duty under the Technology Agreement. The aggregate reimbursement expense claimed by Nostrum for all seven products is $571,039.79.

         The Registrant believes that such termination notices are factually incorrect and are contrary to the terms of the Technology Agreement. Accordingly, the Registrant intends to pursue vigorously all avenues necessary to protect its rights under the Technology Agreement. Notwithstanding the foregoing, in the event that each written notice received by the Registrant is deemed to be a proper termination of the Technology Agreement, the license grant to the Registrant with respect to each product could terminate; the Registrant could be required to transfer back to Nostrum the drug formulations, processes, and other technology relating to each product, the approvals and applications for such product (excluding any NDAs and ANDAs which the Registrant obtained under the Technology Agreement for such product), the records relating to the development and commercialization of each such product; and thereafter, Nostrum could have the right

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to develop,  manufacture and otherwise  commercialize  each  terminated  product throughout the world.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 3, 2006

                                            SYNOVICS PHARMACEUTICALS, INC.

                                            By:    /s/ Ronald H. Lane Ph.D.
                                               ----------------------------
                                            Name:  Ronald H. Lane, Ph.D.
                                            Title: President and Chief Executive
                                                   Officer